EXHIBIT 2.4
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                STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 13th day of September, 1996, by and among Cadiz Land Company, Inc., a Delaware corporation ("Cadiz"), as purchaser, and Howard P.
Marguleas ("Seller") as seller of the shares of capital stock which are the subject of this Agreement.


                     R E C I T A L S

     This Agreement is made with reference to the following facts and circumstances:

     A. Seller currently is the record and beneficial owner of 19,405 shares of the issued and outstanding common stock ("Seller's Common Stock") and 33,333 shares of the issued and outstanding preferred stock ("Seller's
Preferred Stock") of Sun World International, Inc., a
Delaware corporation ("Sun World").  Seller's Common
Stock and Seller's Preferred Stock are collectively referred to herein as "Seller's Shares". A total of 42,000 shares of the common stock and 38,501 shares of the preferred stock of Sun World are currently issued and outstanding.

     B. Pursuant to that certain Banks Pledge Agreement dated August 20, 1990, all of Seller's Shares are pledged by Seller (the "Pledge") to The Governor and Company of the Bank of Scotland ("Pledgeholder"), as collateral for obligations arising from money loaned and unpaid interest thereon. Certificate No. C-1, representing 19,132 shares of Seller's Common Stock and Certificate No. PI-1, representing 33,333 shares of Seller's Preferred Stock, have been delivered to and are in the possession of Pledgeholder. Certificate No. C-19, representing 273 shares of Seller's Common Stock, have not been delivered to and are not in the possession of Pledgeholder. In addition, pursuant to enforcement of judgment procedures, all of Seller's Shares are arguably subject to a lien
(the "Zenith Lien") in favor of Zenith Insurance Company
("Zenith").

     C. Sun World is the sole owner of all of the issued and outstanding capital stock of Sun World, Inc., a Delaware corporation ("SWI"). On October 3, 1994, Sun
World and SWI filed for protection under Chapter 11 of the United States Bankruptcy Code. On December 13, 1994,
Sun World's wholly owned subsidiary Sun Desert, Inc., a
Delaware corporation ("SDI"), SWI's wholly owned subsidiary AAI Services, Inc. ("AAI") and SDI's wholly owned subsidiary Coachella Growers ("CG") filed for protection under Chapter 11 of the United States
Bankruptcy Code. The filings of Sun World, SWI, SDI, AAI and CG (collectively, "Debtors") have been administratively consolidated (Case No. SB 94-23212 DN,
U.S.B.C., C.D. Cal.) (the "Case").

     D. Debtors have filed a plan of reorganization entitled the Modified Fourth Amended Consolidated Plan of
Reorganization Dated June 3, 1996. The foregoing plan, and any and all amendments, modifications and successors thereto which provide for the acquisition by Cadiz of the outstanding capital stock of Sun World, as reorganized
("Reorganized Sun World"), shall be referred to herein as the "Plan".

     E. In conformity with the requirements of the Plan, Seller desires to sell to Cadiz and Cadiz desires to purchase from Seller all of Seller's Shares on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the
covenants and conditions contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   SALE OF SELLER'S SHARES:

     Subject to the terms and conditions set forth in this Agreement and in the Plan and in reliance upon the representations and warranties set forth herein, at the Closing (as hereinafter defined), Seller shall sell to Cadiz, by appropriate bills of sale and stock powers separate from certificate, and Cadiz shall acquire from Seller, all of Seller's right, title and interest in and to Seller's Shares, free and clear of all liens, mortgages, pledges, claims and security interests
(collectively, the "Liens"), at and for the purchase price specified below.

2.   CONSIDERATION:

     As consideration for the purchase by Cadiz of Seller's Shares and for the fulfillment by Seller of the obligations of Seller set forth in this Agreement, at the Closing, Cadiz shall issue and deliver to Seller Eight
Hundred Twenty Nine Thousand and Ninety (829,090) shares of the authorized common stock of Cadiz (the "Cadiz
Stock"). The Cadiz Stock shall constitute restricted securities subject to sale under Rule 144 and subject to piggyback registration rights commencing two years following issuance as provided in the Subscription
Agreement to be executed by Seller and Cadiz at Closing in the form of Exhibit A attached hereto.

3. REPRESENTATIONS AND WARRANTIES OF SELLER: Seller hereby represents and warrants to Cadiz as follows:

     3.1 AUTHORIZATION. Except for the Pledge and the Zenith Lien, Seller has good and marketable title to Seller's Shares, and full legal right, power, authority and legal capacity, without the consent of any other person, to sell Seller's Shares, to execute and deliver this Agreement, and to carry out the transactions contemplated hereby. All action on the part of Seller necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been taken, and this Agreement (including exhibits) constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditor's rights generally and except as enforceability is subject to general principles of equity. Upon (i) the purchase of Seller's Shares pursuant to this Agreement, (ii) the release by Pledgeholder of the Pledge, and (iii) the execution by Zenith of the Zenith Settlement Agreement
(as defined in the Plan) and concurrent release by Zenith of the Zenith Lien, Cadiz shall acquire good and marketable title to Seller's Shares free and clear of all Liens.

     3.2 AUTHORIZED AND OUTSTANDING SHARES. To the best of Seller's knowledge, the authorized number of shares of common stock of Sun World is Three Hundred Thousand
(300,000), $1.00 par value, of which Forty Two Thousand
(42,000) shares are issued and outstanding, fully paid and nonassessable. To the best of Seller's knowledge, the authorized number of shares of preferred stock of Sun
World is Seventy Five Thousand (75,000), $300.00 par value, of which Thirty Eight Thousand Five Hundred and
One (38,501) shares are issued and outstanding, fully paid and nonassessable. To the best of Seller's knowledge, there are no options, warrants, convertible securities or preemptive or other rights outstanding to acquire any unissued shares of Sun World stock.

     3.3 NO CONSENT REQUIRED; NO VIOLATIONS. Neither the execution of this Agreement by Seller, nor the performance by Seller of Seller's obligations under this Agreement, requires the consent of any secured creditor of Debtors, court, government authority or other third party other than Pledgeholder and Zenith. Neither this Agreement nor any of the transactions contemplated hereunder violates or shall (i) violate any lease, contract, document, understanding, agreement or instrument to which Seller, Sun World or any affiliate of Seller or Sun World is a party or by which they may be bound, or any other lease, contract, document, understanding, agreement or instrument affecting any of them or (ii) impede the ability of Reorganized Sun World or any affiliate of Reorganized Sun World to conduct its operations in the manner presently conducted. To the best of Seller's knowledge, neither this Agreement nor any of the transactions contemplated hereunder violates, shall violate, conflict with, result in a default under or breach any legally protected right of any individual or entity or the articles of incorporation or bylaws of Sun World, or violate the terms of any license or regulation to which Sun World or its affiliates is subject. Other than this Agreement, the Pledge, and the Zenith Lien, there is no contract, commitment or agreement between Seller and any other person (including any other shareholder of Sun World) with respect to the disposition of any of Seller's Shares or any shareholder actions or other corporate matters. To the best knowledge of Seller, Seller shall, upon the Closing, be in compliance with all rules and regulations applicable to Seller under the Federal Bankruptcy Laws.

     3.4 SECURITIES LAW COMPLIANCE. Subject to the accuracy of the representations contained in paragraph
5.5, the sale of Seller's Shares pursuant to this Agreement is (a) exempt from the registration requirements of the Securities Act of 1933, as amended, and (b) exempt from qualification under the California
Corporate Securities Law of 1968.

     3.5 STATUS OF SELLER. Seller is an "accredited investor," as that term is defined in Rule 501(a) under the Securites Act of 1933, as amended.

     3.6  AFFILIATED RANCHES.  Attached hereto as Exhibit
"B" is a true and correct list of Seller's Affiliated
Ranches as of the date hereof, which list shall include, in each case, a legal description of the ranch property.
For purposes of this Agreement, "Affiliated Ranches" shall mean all agricultural properties growing fruits and vegetables within California as to which Seller (or any entity controlled by or under common control with Seller) either (i) owns a majority of the equity interests; (ii) leases; (iii) leases and sub lets to a third party grower; or (iv) exercises direct or indirect management control.

4.   COVENANTS OF SELLER:  Seller hereby covenants to
Cadiz as follows:

     4.1  FULFILLMENT OF CONDITIONS AND COVENANTS.
Seller shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements or conditions applicable to Seller as set forth in this Agreement and in the Plan and shall promptly do all acts and take all such steps as Seller deems necessary or appropriate to enable Seller to perform as early as possible the obligations herein and therein provided.

     4.2  NO SALE OR TRANSFER.  Prior to the Closing,
Seller shall not, except pursuant to the terms and conditions of this Agreement, cause Seller's Shares to be sold, assigned, transferred, encumbered, become subject to any security interest, lien, levy or attachment or become subject to any restriction upon transfer.
Seller's ownership and title to Seller's Shares shall be maintained and preserved at all times in strict accordance with the representations and warranties of Seller herein.

     4.3 NO REORGANIZATION OR ADDITIONAL ISSUANCES. At all times during the term of this Agreement, Seller shall use his best efforts to ensure that, except as contemplated by the Plan, neither Sun World nor any subsidiary of Sun World: (a) issues any shares of its capital stock; issues or creates any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class or any other of its securities, might be directly or indirectly authorized, issued, or transferred from treasury; or (b) engages in any reorganization, consolidation, merger, or sale, disposition or other conveyance of a material part of such entities capital stock or assets; or (c) enters into any agreement obligating it to do any of the foregoing prohibited acts.
Notwithstanding the foregoing, Sun World may, concurrently with or immediately prior to the Closing, merge into SWI, and if SWI is the surviving entity then the term "Seller's Shares" shall be deemed, for purposes of this Agreement, to include any securities of SWI which may be issued or issuable with respect to Seller's Shares as a consequence of such merger.

     4.4 SUPPORT FOR PLAN OF REORGANIZATION. During the term of this Agreement, Seller shall support confirmation of the Plan (so long as it is not modified or amended in a manner adverse to Seller) and shall take reasonable steps to assist Cadiz in securing confirmation of the Plan including, without limitation, the casting of ballots in favor of the Plan, the delivery of lawfully permissible letters of support for the Plan and/or the filing of pleadings in support of the Plan. Without limitation of the foregoing, Seller shall also use his best efforts in good faith (including, where appropriate, the exercise of his rights as the holder of a majority of the outstanding capital stock of Sun World) to support any lawfully permissible actions taken by Cadiz in furtherance of its efforts to acquire control over the operations and/or assets of Sun World.

     4.5 SECURITIES LAW COMPLIANCE. Seller shall cooperate with Cadiz in executing all documents, certificates, notices, filings and the like, including without limitation, a Subscription Agreement in the form of Exhibit A containing such representations and warranties as may, in the opinion of counsel to Cadiz and agreed to by Seller's counsel, be required to ensure that the issuance by Cadiz of the Cadiz Shares is in compliance with the Securities Act, the securities laws of any state, or any other applicable law, regulation, or rule of any governmental agency.

     4.6 INSURANCE. If Reorganized Sun World should desire to maintain or obtain any form of insurance
(including, without limitation, key man life insurance) on or with respect to Seller, Seller agrees to cooperate with Reorganized Sun World in obtaining such insurance and agrees to submit to the usual and customary medical and other examinations requisite therefor; provided, however, Seller shall not be responsible for the payment of any premiums or other associated costs with respect to such insurance. Seller agrees that any such insurance policies may be pledged as collateral by Reorganized Sun
World to its secured lenders.

     4.7 ZENITH SETTLEMENT AGREEMENT. Seller shall cooperate with Cadiz and Reorganized Sun World as necessary in order to consummate the Zenith Settlement
Agreement upon the terms set forth in the Plan.


5.   REPRESENTATIONS AND WARRANTIES OF CADIZ:

     Cadiz hereby represents and warrants to Seller that:

     5.1 ORGANIZATION. Cadiz is a corporation validly existing and in good standing under the laws of the State of Delaware.

     5.2 AUTHORITY. Cadiz has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All action on the part of Cadiz necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been taken, and this Agreement (including exhibits) constitutes the legal, valid and binding obligation of Cadiz, enforceable in accordance with its terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditor's rights generally and except as enforceability is subject to general principles of equity.

     5.3 NO VIOLATION OF OTHER OBLIGATIONS. Neither this Agreement nor any of the transactions contemplated hereunder violates or shall violate any lease, contract, document, understanding, agreement or instrument to which Cadiz is a party or by which it may be bound, or any lease, contract, document, understanding, agreement or instrument affecting Cadiz.

     5.4 FULFILLMENT OF CONDITIONS AND COVENANTS. Cadiz shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements and conditions applicable to it as set forth in this Agreement and in the Plan and Cadiz shall promptly do all acts and take all such measures as may be necessary or appropriate to enable it to perform as early as possible the obligations herein and therein provided.

     5.5 INVESTMENT REPRESENTATIONS. Cadiz understands that Seller's Shares will not be registered under the Securities Act of 1933, as amended or qualified under the California Corporate Securities Law of 1968, as amended, and will be sold to Cadiz pursuant to exemptions to such registration and qualification requirements. Cadiz has the knowledge and experience in financial and business matters in general, and investments in particular, to properly evaluate the merits and risks of purchasing the Seller's Shares from Seller. Cadiz intends to acquire
Seller's Shares solely for its own account, for investment, and not with a view to offer or sell Seller's
Shares to any other person or entity.

6.   EMPLOYMENT ARRANGEMENTS:  In order that Reorganized
Sun World may obtain the benefits of Seller's services following the Closing, Cadiz shall cause Reorganized Sun
World to enter into an employment agreement with Seller, effective as of the date of Closing, whereby Seller shall be employed by Reorganized Sun World for a period of three years at an annual salary of $175,000. The terms of this employment agreement (the "Employment Agreement") shall be mutually satisfactory to Seller and Cadiz;
however, Seller shall not be appointed an officer or director of Reorganized Sun World or Cadiz.

7. AGREEMENT REGARDING PACKING AND MARKETING: As consideration for the delivery and effectiveness at Closing of the releases in Seller's favor described in
Section 8 below, Seller hereby agrees that, at the Closing, Seller shall cause all of his Affiliated Ranches as listed on Exhibit "B" hereto to enter into five (5) year citrus, lemon, mango and date marketing agreements, as appropriate ("Marketing Agreements") with Reorganized
Sun World in the manner provided in the Plan. Further, in the event that subsequent to the date of Closing but prior to five years from the date of Closing either (i)
Seller acquires an interest in any agricultural property, and as a result of such acquistion such property becomes an Affiliated Ranch, or (ii) any property becomes an Affiliated Ranch for any other reason with Seller having sufficient management authority to enter into annual and multi year marketing agreements with Reorganized Sun
World similar to the Marketing Agreements; then, in either case, Seller shall cause such Affiliated Ranch to enter into a similar Marketing Agreement with Reorganized
Sun World, with an expiration date coextensive with the Marketing Agreements executed at Closing. On or before Closing, Marguleas shall have delivered to Cadiz and to Caisse Nationale de Credite Agricole ("Credit Agricole")
(i) copies of the partnership agreement or other organizational documents of each Affiliated Ranch, certified by Marguleas as a true and correct copy of the original thereof, (ii) in the case of any Affiliated
Ranch that is a limited partnership, a copy of such partnership's Form LP-1, certified by the California
Secretary of State, and (iii) evidence, in form and substance reasonably acceptable to Cadiz and to Credit
Agricole, of the due authorization and execution by such Affiliated Ranch of both the Marketing Agreement and the release in favor of Credit Agricole to which such Affiliated Ranch is a party.

8. RELEASES: Cadiz and Seller specifically acknowledge and agree that following the Closing, they each shall be bound by, be subject to and have the benefit of the Releases provided under paragraph VIII X of the Plan, which Releases (as they pertain to Cadiz and Seller, respectively) are hereby incorporated by reference into this Agreement. Without limitation of the foregoing, the Releases shall include the release by Seller of his approximately $13 million claim against Debtors. Seller shall execute and deliver such additional or confirmatory instruments to any person who is the beneficiary of a Release as such person may reasonably require in order to evidence such Release. Seller further covenants and agrees that, in the event of the prosecution by any party of any claim or cause of action which is identified as a Shareholder Reserved Claim on Exhibit "A" to the Plan, and as a consequence of any affirmative action or request taken or made by Seller (or any entity controlled by Seller) in connection with the prosecution or defense of such claim which requires action to be taken by Cadiz or any affiliate of Cadiz (including Sun World)
(individually, an "Indemnified Party" and collectively, the "Indemnified Parties") with respect thereto
(including, without limitation, responding to requests for information or depositions in the course of discovery), an Indemnified Party incurs any expenses, losses or damages, then Seller shall indemnify and hold harmless such Indemnified Party against any such expenses, losses or damages; provided, however, that no action shall be taken by an Indemnified Party which is subject to indemnification under this paragraph unless, prior to such action, Seller and the Indemnified Party shall have negotiated, in good faith, an agreement as to the reasonable amount of costs to be paid by Seller to the Indemnified Party with respect to such action (except to the extent that any action of an Indemnified Party is mandated by law, in which case the Indemnified Party shall be entitled to full reimbursement of all reasonable costs incurred). In any event, Seller's liability with respect to the foregoing shall not exceed $25,000.

9.   CONDITIONS PRECEDENT IN FAVOR OF SELLER

     The obligations of Seller contemplated herein are subject to the satisfaction, at or before the Closing, of all of the conditions set out hereinbelow. Seller may waive any or all of these conditions in whole or in part without prior notice.

      9.1 ACCURACY OF AND CERTIFICATE AS TO
REPRESENTATIONS AND WARRANTIES. The representations and warranties of Cadiz contained herein and in all documents to be delivered pursuant hereto shall be true and complete as of the Closing, as if made at such time.

      9.2 COMPLIANCE WITH COVENANTS. Cadiz shall have performed and complied with all covenants, agreements and conditions required by this Agreement or the Plan to be performed by Cadiz.

      9.3 BANKRUPTCY COURT ORDER.    The United States
Bankruptcy Court for the Central District of California shall have issued its order confirming the Plan under
Section 1129 of the Bankruptcy Code not later than August
15, 1996, and the Closing shall have occurred not later than the Effective Date (as defined in the Plan) or any Court approved extension thereof.

      9.4 RELEASE OF FAIRCHILD LIEN.  Hancock and Credit
Agricole shall have released their respective liens on Fairchild Acres (all as defined in the Plan).

      9.5 EXERCISE OF RAYO WATER OPTION. Cadiz shall have exercised its option to purchase the Marguleas Rayo
Water Rights (as defined in the Plan) pursuant to an option agreement entered into between Cadiz and Seller.

      9.6 ZENITH SETTLEMENT AGREEMENT.  The Zenith
Settlement Agreement shall have been executed upon terms as set forth in the Plan.

      9.7 SATISFACTION OF PLAN CONDITIONS. All of the conditions to the obligations of Seller to consummate the sale of Seller's Shares to Cadiz under the Plan shall have been satisfied.

      9.8 RELEASE OF PLEDGE. Pledgeholder shall have released its lien on Seller's Shares.

10.  CONDITIONS PRECEDENT IN FAVOR OF CADIZ

     The obligations of Cadiz contemplated herein are subject to the satisfaction, at or before the Closing, of all of the conditions set out hereinbelow. Cadiz may waive any or all of these conditions in whole or in part without prior notice.

     10.1 ACCURACY OF AND CERTIFICATE AS TO
REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein and in all documents to be delivered pursuant hereto shall be true and correct as of the Closing, as if made at such time.

     10.2 COMPLIANCE WITH COVENANTS. Seller shall have performed and complied with all covenants, agreements and conditions required by this Agreement or by the Plan to be performed or satisfied by Seller.

     10.3 COMPLIANCE WITH LAW. There shall have been obtained any and all permits, approvals and consents of all governmental bodies or agencies which counsel for Cadiz may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement and continuance by Reorganized Sun World of the conduct of the business of Sun World after the Closing will be in compliance in all material respects with applicable laws.

     10.4 BANKRUPTCY COURT ORDER.    The United States
Bankruptcy Court for the Central District of California shall have issued its order confirming the Plan under
Section 1129 of the Bankruptcy Code not later than August
15, 1996, and the Closing shall have occurred not later than the Effective Date (as defined in the Plan) or any Court approved extension thereof.

     10.5 RAYO WATER OPTION. Cadiz and Seller shall have entered into an option agreement for the purchase by Cadiz in the manner provided in the Plan of the Marguleas
Rayo Water Rights (as defined in the Plan).

     10.6 SATISFACTION OF PLAN CONDITIONS. All of the conditions to the obligations of Cadiz to consummate the acquisition of Seller's Shares under the Plan shall have been satisfied, including, without limitation, the purchase by Cadiz of all of the outstanding capital stock of Sun World not held by Seller and not cancelled pursuant to the Plan and the entry by Reorganized Sun
World into restructured credit arrangements with Sun
World's secured lenders.

     10.7 RELEASE OF PLEDGE. Pledgeholder shall have released its lien on Seller's Shares.

11.  CLOSING

     11.1 CLOSING DATE. The transfer of Seller's Shares and the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the Effective Date, as defined in the Plan.

     11.2 DELIVERIES AT CLOSING.  At the Closing:

          (a) Seller shall execute and deliver (or cause to be executed and delivered) to Cadiz:

               (i) any appropriate bills of sale,
assignments, endorsements and such other instruments of title and other documents of Seller (including, without limitation, evidence satisfactory to Cadiz of the release of the Pledge and the Zenith Lien) as are necessary to vest title to Seller's Shares in Cadiz, free and clear of all liens and adverse claims to title;

               (ii) the Marketing Agreements;

               (iii) the Employment Agreement;

               (iv) the Subscription Agreement;

               (v) any share certificates representing
Seller's Shares which are in the possession of Seller;
and

               (vi) any additional documents or
instruments required pursuant to subsection (c) below.

          (b)  Cadiz shall deliver (or cause to be
executed and delivered) to Seller:

               (i) share certificates representing the
Cadiz Stock; provided, however, that in the event that as of the date of Closing Seller's Shares remain subject to the Pledge for the benefit of Pledgeholder, and Pledgeholder requires same as a condition to the release of the Pledge, then the parties agree that (a) Cadiz shall deliver the Cadiz Stock directly to Pledgeholder to act as substitute collateral for Seller's Shares and (b)
Pledgeholder shall deliver the share certificates representing Seller's Shares which are in its possession to Cadiz, free and clear of any security interest of Pledgeholder therein;

               (ii) the Employment Agreement; and

               (iii) any additional documents or
instruments required pursuant to subsection (c) below.

          (c) Cadiz and Seller shall execute and deliver such other documents and instruments as may be required under the Plan as a condition to the transfer of Seller's
Shares to Cadiz and/or the issuance of the Cadiz Stock to Seller.

     11.3 FURTHER ASSURANCES. At the request of Cadiz, from time to time after the Closing, Seller shall execute and deliver such additional or confirmatory instruments and take such other action as Cadiz may reasonably require in order to evidence or perfect the transfer to Cadiz of Seller's Shares or to vest title thereto in Cadiz or to obtain possession thereof for Cadiz.

12.  REMEDIES:

     12.1 AVAILABLE REMEDIES The parties acknowledge that Seller's Shares cannot be readily purchased in the open market and for that reason, among others, Cadiz will be irreparably damaged in the event it is unable or unwilling to consummate the purchase of Seller's Shares as a consequence of any breach of any representation, warranty or any other material covenant, term or condition hereof by Seller. Therefore, in the event of any such breach by Seller of this Agreement, Cadiz shall have the right, at its election, to obtain an order for specific performance of this Agreement. The election by Cadiz of any remedy available to it hereunder shall not limit any other rights or remedies otherwise available to Cadiz in respect of any such breach, including claims for direct and consequential damages.

     12.2 DISPUTE RESOLUTION. The parties hereto hereby consent to the jurisidication of the United States
Bankruptcy Court for the Central District of California
(or such other court as may exercise jurisdiction over the Case or any part thereof) to enforce the terms of this Agreement, including entry of orders to compel one or all of the parties to perform in accordance with the terms hereof.

13. AGREEMENT TO PERFORM NECESSARY ACTS: The parties hereto agree to cooperate fully with one another in executing all documents, certificates, notices, filings and the like and performing all acts reasonably necessary to carry out the intent of this Agreement.

14.  MISCELLANEOUS:

     14.1 ENTIRE AGREEMENT. This Agreement, together with all exhibits hereto, and all documents referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, supersedes all other and prior agreements on the same subject, whether written or oral, and contains all of the covenants and agreements between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by the other party(ies), or by anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

     14.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs (as applicable), legal representatives, and permitted successors and assigns.
No party may assign this Agreement or the rights, interests or obligations hereunder; provided, however, Cadiz may, (i) assign any or all of its rights and interests hereunder to one or more of its subsidiaries and (ii) designate one or more of its subsidiaries to perform its obligations hereunder (in any or all of which cases Cadiz shall remain liable and responsible for the issuance of the Cadiz Stock and the performance of all of its obligations hereunder). Any assignment or delegation in contravention of this Section shall be null and void.

     14.3 EFFECT OF MERGER. Sun World may, concurrently with or immediately prior to the Closing, merge into SWI, and if SWI is the surviving entity then the term
"Seller's Shares" shall be deemed, for purposes of this Agreement, to include any securities of SWI which may be issued or issuable with respect to Seller's Shares as a consequence of such merger.

     14.4 COUNTERPARTS. This Agreement, and any amendments thereto, may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

     14.5 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.6 NOTICES. Any notices required or permitted to be given hereunder by any party to the other shall be in writing and shall be deemed delivered upon personal delivery; twenty four (24) hours following deposit with a courier for overnight delivery; or seventy two (72) hours following deposit in the U.S. Mail, registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the last known address of such party or such other addresses as the parties may specify in writing.

     14.7  GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the laws of the State of California.

     14.8 AMENDMENT. This Agreement may be amended at any time by agreement of the parties, provided that any amendment shall be in writing and executed by all parties; provided, however, that no amendment may contain provisions in conflict with or inconsistent with the rights and obligations of the parties hereto under the Plan.

     14.9 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions will nevertheless continue in full force and effect, unless such invalidity or unenforceability would defeat an essential business purpose of this Agreement.

     14.10 FEES AND EXPENSES. Unless specifically provided to the contrary herein, each party agrees to bear its own expenses including, without limitation, attorneys' and accountants' fees in connection with the preparation of this Agreement and the transactions contemplated hereby.

     14.11 EXHIBITS AND SCHEDULES. All exhibits attached to this Agreement are incorporated herein by this reference and all references herein to "Agreement" shall mean this Agreement together with all such exhibits, and all ancillary agreements to be delivered at Closing.

     14.12 TIME OF ESSENCE. Time is expressly made of the essence of this Agreement and each and every provision hereof of which time of performance is a factor.

     14.13 ATTORNEYS' FEES.  Should either Cadiz or
Seller institute any action or procedure to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

     14.14 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement and in the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     14.15 FURTHER ASSURANCES. The parties shall take such actions and execute and deliver such further documentation as may reasonably be required in order to give effect to the transactions contemplated by this Agreement and the intentions of the parties hereto.


          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

"Cadiz"

CADIZ LAND COMPANY, INC.,
a Delaware corporation


By:  /s/ Keith Brackpool
    --------------------
     Keith Brackpool
     Chief Executive Officer

"SELLER"


/s/ Howard P. Marguleas
_______________________
Howard P. Marguleas


               SPOUSAL JOINDER AND CONSENT

I am the spouse of Howard P. Marguleas. To the extent that I have any interest in any of Seller's Shares (as that term is defined in the Agreement), I hereby join in the Agreement and agree to be bound by its terms and conditions to the same extent as my spouse. I have read the Agreement, understand its terms and conditions, and to the extent that I have felt it necessary, I have retained independent legal counsel to advise me concerning the legal effect of this Agreement and this Spousal Joinder and Consent.

I understand and acknowledge that Cadiz is significantly relying on the validity and accuracy of this Spousal
Joinder and Consent in entering into this Agreement.

  Executed this 13th day of September,1996.

  Signature: /s/ Ardith Beth Marguleas
             __________________________

  Printed or Typed Name: Ardith Beth Marguleas


           EXHIBIT A - SUBSCRIPTION AGREEMENT

                    [Not reproduced]

         EXHIBIT B - LIST OF AFFILIATED RANCHES
              (Name and Legal Description)



Ranches owned or controlled by Howard P. Marguleas
- --------------------------------------------------
Citrus Ranches
- --------------
C.M.& S. Associates                           Managing Partner
Cain Ranch                                    Managing Partner
Debonne Ranch Management (tenant) -
 Rancho Oasis (owner)                         Managing Partner
Fairchild Acres                               Managing Partner
Gless Ranch (tenant) Tierra del Mar (owner)   Managing Partner
Huerta del Mar                                Managing Partner
Newman Ranch                                  Manager
Rancho Buena Vista I                          Managing Partner
Rancho Keleen                                 Managing Partner
Rancho Ten                                    Managing Partner
Sea Vista Ranch                               Manager
Shogun Ranch                                  Manager
Soboba Citrus, Inc.                           Secretary

Date Ranches
- ------------
C.M.& S. Associates                           Managing Partner
Huerta del Mar                                Managing Partner

Lemon Ranches
- -------------
C.M.& S. Associates                           Managing Partner
Rancho Buena Vista I                          Managing Partner
Huerta del Mar                                Managing Partner

Mango Ranches
- -------------
C.M.& S. Associates                           Managing Partner





                [Legal Descriptions not provided]